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                [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                                                     EXHIBIT 5.2





                                October 19, 2001



Continental Airlines Finance Trust III
c/o Continental Airlines, Inc.
1600 Smith Street
Houston, Texas  77002

         Re:   Continental Airlines Finance Trust III

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Continental Airlines Finance Trust III, a Delaware statutory business trust (the "Trust"), in connection with certain matters of Delaware law relating to the formation of the Trust and the proposed issuance of Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission by Continental Airlines, Inc., a Delaware corporation (the "Company"), and the Trust on October 19, 2001 (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust of the Trust attached as an exhibit to the Registration Statement (the "Form Governing Instrument").

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on October 18, 2001 (the "Trust Certificate"); the Declaration of Trust of the Trust dated as of October 18, 2001 (the "Original Governing Instrument"); the Form Governing Instrument; the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and Bank One Trust Company, N.A., as trustee (the "Guarantee"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We

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Continental Airlines Finance Trust III
October 19, 2001
Page 2


have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents; (iii) that the Company and Trustees will duly authorize, execute and deliver an amended and restated declaration of trust in the form of the Form Governing Instrument (the "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of the Trust and the issuance by the Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities; (iv) that the Preferred Securities will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the Governing Instrument and the Guarantee relating to the Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of the Trust Certificate, or will occur prior to the issuance of all Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (vi) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"); (vii) that prior to the first issuance of Preferred Securities, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the Governing Instrument and as described in the Prospectus, and that the Preferred Securities are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument and as described in the Prospectus; (viii) that the Sponsor has directed, or will direct prior to the issuance of the Preferred Securities, the Administrative Trustees to take the actions contemplated by Section 3.6(b) of the Governing Instrument; and (ix) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.


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Continental Airlines Finance Trust III
October 19, 2001
Page 3

                  2. The Preferred Securities, upon issuance, will constitute validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust. We note that pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Preferred Securities Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Preferred Securities Holder and that, pursuant to the Governing Instrument, the Preferred Securities Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Securities Holder, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Securities Holder who is, was or may become a named Trustee of the Trust.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.


                                       Very truly yours,

                                       MORRIS, NICHOLS, ARSHT & TUNNELL


                                       /s/ Jonathan I. Lessner
                                       -----------------------------------------
                                       Jonathan I. Lessner